SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 21, 1999



                            CHAPARRAL RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                    0-7261                      84-0630863
(State or Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)


     2211 Norfolk Street, Suite 1150
             Houston, Texas                                         77098
(Address of Principal Executive Offices)                         (Zip Code)



       Registrant's telephone number, including area code: (713) 807-7100

Item 5. Other Events.
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     At a Special  Meeting of  Shareholders  of  Chaparral  Resources,  Inc.,  a
Colorado   corporation  (the   "Registrant"),   held  on  April  21,  1999,  the
shareholders of the Registrant and the sole shareholder of Chaparral Resources Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), approved a proposal to reincorporate the Registrant under the laws of Delaware through a Plan and Agreement of Merger (the "Agreement") between the Registrant and Merger Sub. (the "Reincorporation"). Under the terms of the Agreement, the Reincorporation was effective as of April 21, 1999. Approximately 52.5% of the holders of Common Stock of the Registrant and 100% of the holders of the Series A Preferred Stock of the Registrant entitled to notice of and to vote at the Special Meeting voted in favor of the Reincorporation.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c) Exhibits

         Number     Exhibit
         ------     -------

          2.1       Plan and Agreement of Merger
         99.1       Final report of the Inspectors of Election
         99.2       Press release, dated April 21, 1999, of Chaparral Resources,
                    Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHAPARRAL RESOURCES, INC.



Date: April 29, 1999                        By: /s/ Michael B. Young
                                              ----------------------------------
                                              Michael B. Young, Treasurer